SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported) August 11, 1997 (8/7/97)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                                     Contacts:  Tim Martin
                                                                Pioneer
                                                                (515) 334-6837

                                                                Tom Barry
                                                                DuPont
                                                                (302) 992-6285


        Chicago, Aug. 7 -- DuPont and Pioneer Hi-Bred International today announced an agreement to form a research alliance and separate joint venture company to speed the discovery, development and delivery of new crops that benefit farmers, livestock producers and consumers worldwide.

        As part of this agreement, DuPont will invest $1.7 billion in Pioneer, ultimately owning 20 percent of its stock for $104 per share and will have two of the 15 seats on Pioneer's board of directors. Pioneer will use the proceeds to buy back its own stock.

        The agreement also includes a 16-year standstill and corporate gover-nance agreement.

        "This linkage with DuPont will enable Pioneer, as an independent company, to team with a leading agricultural technology provider to meet the changing needs of crop producers and end users of grain and oilseeds," said Charles S. Johnson, chairman, president and chief executive officer of Pioneer.

        Farmers will benefit from this alliance by being able to grow new, higher-value crops for specific uses; livestock producers will use grain from the crops to improve efficiency and product quality; consumers will benefit from healthier, more nutritious food and food ingredients, as well as from the long-term prospects of using more products made from renewable resources.

        "This alliance with one of the world's leading plant genetics companies is an investment in the future of biotechnology, and demonstrates our commitment to continue building DuPont's life sciences businesses in a way that adds value to shareholders, customers and society at large," said John A. Krol, president and chief executive officer of DuPont.







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        "Life sciences used to be a matter of classical biology, chemistry and genetics," said Krol, "but today the skills needed to pursue both biotech-nology and materials businesses based on chemicals and polymers are over-lapping at a rapid rate. DuPont and Pioneer will integrate DuPont's recognized strengths in materials sciences and biotechnology with Pioneer's global strength in corn and oil seed genetics to create a new generation of products for agriculture."

        "Pioneer and DuPont share a vision for a future that includes adding value to grain and oilseeds for those traditionally involved in food and feed production, and improving the quality of countless products now based on commodity grains or petrochemicals. The research capabilities that will be brought to bear on agricultural products, through this alliance, will be unparalleled in our industry," said Johnson. "A revolution is underway in improving crop genetics, which has the potential to benefit everyone. This venture will be a catalyst for that revolution and will create a premier plant sciences program."

        "The world agriculture market is changing at a terrific pace," said Johnson. "It is clear Pioneer and DuPont have the people, technology and access to world crop production systems to anticipate and meet the demands of this dynamic marketplace."

        The alliance will create one of the world's largest private agri-cultural research and development collaborations. The two companies will collectively invest more than $400 million in agricultural research next year. A portion of those budgets will support the joint venture directly, with collaborative research in genetic modification of corn, soybeans and other oilseeds to improve their oil, protein and carbohydrate composition. Both companies also can apply discoveries and technology gained from the alliance to enhance their traditional products, such as hybrid seeds and crop protec-tion products.

        The equally owned joint venture company, Optimum Quality Grains, will bring the improved products to customers. The joint venture includes DuPont Agricultural Products' Quality Grains business and Pioneer's Nutrition Industry Markets business, both based in Des Moines, Iowa.

        William F. Kirk, vice president and general manager of DuPont Agricultural Products, said the two companies already have complementary technologies that result in improved quality products. Examples include DuPont's "Optimum" high-oil corn and high-oleic soybeans, and Pioneer's low linolenic soybeans, high-oil corn and high-oil sunflower. About one million acres of "Optimum" high-oil corn will be produced in the United States this year. This corn contains nearly twice as much oil as traditional corn, which helps livestock producers improve the quality and efficiency of their feed.

        In connection with its investment in Pioneer, DuPont anticipates it will take a one-time, noncash charge to earnings. This charge involves an accounting write-off assigned to in-process research and development, and is





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not expected to exceed $1 billion.  Going forward, DuPont would expect 1998 earnings dilution of less than two percent. DuPont intends to fund the transaction with cash flow from operations and borrowings, as appropriate.

        In addition to its biotechnology-based business, DuPont Agricultural Products is a leading world supplier of crop protection products, which are not part of the alliance. Based in Wilmington, Del., DuPont Agricultural Products is a business unit of DuPont (NYSE: DD), a global chemical, energy and life sciences company.

        Pioneer Hi-Bred International, Inc., (NYSE: PHB) is a leading world supplier of agricultural genetics and is a leading integrator of agricultural technology. Headquartered in Des Moines, Iowa, Pioneer develops, produces and markets a full line of seeds, microbial products and services to farmers, grain processors and other customers worldwide.

        BT Wolfensohn acted as financial adviser to DuPont and Lazard Freres & Co. LLC acted as financial adviser to Pioneer.




8/7/97












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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




August 11, 1997









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